EXHIBIT 99.1

Contact:

Frank Khulusi, Chairman, President and CEO
Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select.

PC Mall Reports Record First Quarter Sales of $294 Million Up 6 Percent from Q1 2004

Completes Spin-off of eCOST.com

Highlights:

•	Record quarterly sales of $293.7 million which represents 6 percent growth from Q1 2004.
•	eCOST.com segment sales for the quarter increased 44 percent from Q1 2004 to $55.3 million.
•

Consolidated GAAP loss per share for the quarter was $0.36 (includes $0.04 per share of Sarbanes-Oxley implementation costs and non-cash stock-based compensation expense) compared with Q1 2004 EPS of $0.01 diluted earnings per share.

•	Core business (excludes eCOST.com and Onsale.com) loss per share was $0.18 (excluding special charges) compared with Q1 2004 Core business non-GAAP adjusted EPS of $0.04.
•	Commercial sales for the quarter increased 8 percent from Q1 2004.

Torrance, California - May 10, 2005 -- PC Mall, Inc. (NASDAQ:MALL - news) today reported record First quarter sales of $293.7 million, up 6 percent from Q1 2004 sales of $278.1 million. Consolidated results for the quarter was a loss of $0.36 versus earnings per share of $0.01 in Q1 2004.

Core business segment (excluding eCOST.com and Onsale.com) sales for the quarter were $236.9 million, down 1% from the same period last year. Core business loss, including special charges, for Q1 2005 was $0.21 per share compared with Q1 2004 earnings of $0.04 per share. On a non-GAAP basis Core business loss for Q1 2005, which excludes special charges, was $0.18 per share. This compares with non-GAAP Core business adjusted earnings for Q1 2004 of $0.04 per share. Reconciliations between consolidated net income on a GAAP basis and non-GAAP adjusted net income excluding special charges and between Core business GAAP net income and non-GAAP adjusted net income excluding special charges are provided in tables immediately following the Consolidated Statement of Operations.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, "We achieved record first quarter sales with strength in eCOST.com and Core business commercial sales partially offset by continuing weakness in the Core business consumer sales. However, the surge in sales that we expected at the end of the quarter failed to materialize despite aggressive pricing promotions intended to stimulate demand. This also impacted our expected vendor consideration as the funding of many of these programs are earned based on sales."

Khulusi continued, "Having completed the separation of eCOST.com in April, our management resources are now focused on the Core business, and we have a number of initiatives underway designed to improve our results going forward. We have appointed Rob Rich to lead our Consumer business. Prior to joining PC Mall in 2004, Rob was with Dell and had responsibility for the Dell Dimension business. Rob's initial focus will emphasize margin and advertising ROI, and his efforts have already favorably impacted Consumer gross margins. On the Commercial side of our business, our emphasis will be more on profitability and less on market share expansion. Specifically, we have reduced our hiring, and we do not intend to continue aggressively growing our sales-force for the near term. We believe that our existing sales-force has the potential to provide growth as we improve productivity- our focus going forward."

Consolidated Q1 2005 sales increased six percent from Q1 2004 to $293.7 million from $278.1 million. Commercial sales for the quarter grew eight percent and eCOST.com's segment sales grew 44 percent. Growth in these areas was partially offset by year-over-year declines in Q1 consumer sales of 13 percent and government sales of seven percent. The decline in government sales resulted primarily from a large order in Q1 2004 that did not reoccur in Q1 2005.

Consolidated gross profit for Q1 2005 declined 11 percent, or $3.7 million, from Q1 2004. Gross profit margins as a percentage of sales declined to 10.7 percent from 12.7 percent in Q1 2004 and 12.5 percent in Q4 2004. Core business gross profit decreased by 1.7 percent to 11.3 percent of sales from 13.0 percent of sales in Q1 2004 due primarily to free freight and promotional pricing intended to stimulate sales. eCOST.com had a decrease in its margin of two percent of sales to 8.6 percent of sales for Q1 2005 from 10.6 percent of sales for Q1 2004. eCOST.com's margin reflects a higher percentage of sales to business customers that purchase lower margin products, increased freight costs and reduced consideration received from vendors. The Company's gross profit percentage will vary from quarter to quarter depending on the continuation of key vendor support programs as well as product mix, pricing strategies and other factors.

Consolidated selling, general and administrative expenses ("SG&A") as a percentage of sales for Q1 2005 increased to 10.7 percent of sales from 9.7 percent of sales in Q1 2004 primarily due to additional staffing by eCOST.com relating to its transition to becoming a stand-alone company as well as a public company. Further, consolidated SG&A increased as a result of the Sarbanes-Oxley ("SOX") and non-cash stock compensation charges discussed above.

Advertising expenses decreased by $0.8 million to $6.8 million in Q1 2005, primarily due to a $1.2 million reduction in Consumer advertising, offset by a $0.4 million increase in advertising by eCOST.com. The Core business advertising savings in Q1 2005 were partially redeployed to fund the expansion of the corporate and public sector sales-force.

Corporate and public sector account manager headcount included in SG&A at the end of Q1 2005 amounted to 706 employees, up 59 account managers from Q1 2004 and 58 account managers from Q4 2004. Average tenure for a corporate and public sector account manager at the end of Q1 2005 was 20 months with 18 percent of the corporate and public sector workforce in training, 53 percent with less than one year experience and 73 percent with less than two years experience. Total account managers including those focusing on corporate, public sector and consumer customers numbered 881 at the end of Q1 2005, up 67 managers from Q1 2004 and 64 managers from Q4 2004.

Sales by the eCOST.com segment in Q1 2005 increased 44 percent over the same period last year to $55.3 million from $38.3 million in Q1 2004. Twelve month active customers at the end of Q1 2005 rose 53 percent over Q1 2004, and new customers acquired during the quarter totaled 124,000.

Cash and cash equivalents and short-term investments at the end of the quarter were $16.7 million. Accounts receivable at March 31, 2005 declined by $4.1 million from December 31, 2004, reflecting a one day decline in DSOs. Inventories of $71.3 million at March 31, 2005 declined by $9.4 million from December 31, 2004 reflecting seasonality and sell-through of year-end strategic buys. Accounts payable declined $3.9 million from December 31, 2004 due to seasonality and aggressive use of early pay discounts. Borrowings under PC Mall's line of credit decreased by $5.8 million at the end of the quarter from December 31, 2004.

Outlook

Khulusi stated, "Our focus for the remainder of 2005 is to maximize the productivity of the sales-force that we have added during the past two years. Towards this end, we have a number of new initiatives underway, including a new customer relationship management application that we expect will be launched in Q2 2005. Looking forward, we expect to return to an adjusted non-GAAP quarterly operating profit for the Core business, and are focused on expanding our quarterly Core business adjusted non-GAAP operating profit margin, with a goal of reaching two percent on a quarterly basis as soon as possible, ideally as early as Q4 2005."

Non-GAAP Measures

As described below, the non-GAAP adjusted net income (loss) contained herein for the consolidated business and the Core business, which are a supplement to financial results based on generally accepted accounting principles, exclude third-party Sarbanes-Oxley expenses and non-cash stock-based compensation charges. We believe that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of our consolidated and Core business operating results across reporting periods. We include an income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results. We are unable to reconcile our expectations and goals with respect to adjusted non-GAAP quarterly operating profits and margin for the Core business in future periods, because the GAAP financial measures are not accessible on a forward-looking basis. For example, we are unable to estimate special charges including but not limited to potential non-cash compensation charges, the impact of contemplated accounting changes for stock-based compensation and Sarbanes-Oxley-related costs which are expected to materially affect the relevant GAAP measures.

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Conference Call

Management will be holding a conference call on Tuesday, May 10, 2005 at 5:00 p.m. Eastern time (2:00 p.m. PDT) to discuss first quarter results. To listen to PC Mall's management discussion of the first quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until May 30, 2005 and can be accessed by calling: (888) 286-8010 and inputting pass code 76793913.

About PC Mall

PC Mall, Inc. together with its subsidiaries (the Company), is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as Apple, HP, IBM, and Microsoft are marketed to business customers using relationship based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com). Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to initiatives designed to improve our results, our focus on margins and advertising ROI and the impact on gross margins, our emphasis on profitability, the potential of our existing sales force to provide growth and improve productivity, the impact of initiatives such as our CRM application, increased order attach rates, increased vendor consideration as a percentage of net sales, expected headcount changes in our sales force, expectations relating to returning to Core business adjusted non-GAAP operating profit, expansion of our Core business adjusted non-GAAP operating profit margin for the balance of 2005, and our expectations relating to quarterly adjusted non-GAAP operating profit margin of two percent in Q4 2005. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Among the factors that could cause actual results to differ materially are the following: uncertainties relating to the relationship of increases in account managers and productivity; decreases in revenue related to corporate and public sector sales; increased competition and pricing pressures; availability of third party suppliers at reasonable prices; increased expenses, increased costs from online initiatives; risks due to shifts in market demand or price erosion of owned inventory, inability to convert back orders to completed sales, and the exchange rate between the U.S. and the Canadian dollar; inability to maintain adequate internal controls to produce reliable financial statements; and expenses and diversion of managerial and other resources relating to the separation and spinoff of eCOST.com. Additional factors that could cause actual results to differ are discussed under the heading "Certain Factors Affecting Future Results" and in other sections of the Company's Form 10-K for the 2004 fiscal year, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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-Financial Tables Follow-

PC MALL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2005	2004
Net sales	$293,688	$278,123
Cost of goods sold	262,143	242,866
Gross profit	31,545	35,257
Sellling, general and administrative expenses
Selling, general and administrative expenses	30,770	26,972
SOX-related expenses	557	-
Non-cash stock-based compensation expenses	169	69
Total selling, general and administrative expenses	31,496	27,041
Advertising expenses	6,780	7,594
Income (loss) from operations	(6,731)	622
Interest expense, net	606	401
Income (loss) before income taxes	(7,337)	221
Income tax provision (benefit)	(2,833)	85
Minority interest, net of tax	337	-
Net income (loss)	$(4,167)	$136

Earnings (loss) per share:
Basic	$(0.36)	$0.01
Diluted	$(0.36)	$0.01

Weighted average shares outstanding:
Basic	11,569	10,891
Diluted	11,569	12,089

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO REPORTED NET INCOME (LOSS)

(unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2005	2004
Net income (loss)	$(4,167)	$136

Adjustments to reported net income (loss):

SOX-related expenses (a)	557	-
Non-cash stock-based compensation expenses (b)	169	69
Income tax benefit (c)	(280)	(27)
Minority interest, net of tax (d)	(15)	-
Adjusted non-GAAP net income (loss)	$(3,736)	178

Adjusted non-GAAP earnings (loss) per share
Basic	$(0.32)	$0.02
Diluted	$(0.32)	$0.01

(a)     Charges related to implementation of Rule 404 of the Sarbanes-Oxley Act of 2002.

(b)     Non-cash stock-based compensation related to (i) eCOST.com options recognized as a result of the initial public offering and (ii) the issuance of a warrant (in 2004) and an option (in 2005) to a public relations firm.

(c)     Reflects the income tax effect of items (a) and (b) listed above.

(d)     Minority interest, net of tax, related to the eCOST.com non-cash stock-based compensation charges.

PC MALL, INC.

CORE BUSINESS STATEMENT OF OPERATIONS

(unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2005	2004
Net sales	$236,932	$239,790
Cost of goods sold	210,213	208,600
Gross profit	26,719	31,190
Sellling, general and administrative expenses
Selling, general and administrative expenses	24,720	24,017
SOX-related expenses	557	-
Non-cash stock-based compensation expenses	44	69
Total selling, general and administrative expenses	25,321	24,086
Advertising expenses	4,696	5,907
Income (loss) from operations	(3,298)	1,197
Interest expense, net	655	401
Income (loss) before income taxes	(3,953)	796
Income tax provision (benefit)	(1,526)	306
Net income (loss)	$(2,427)	$490

Earnings (loss) per share:
Basic	$(0.21)	$0.04
Diluted	$(0.21)	$0.04

Weighted average shares outstanding:
Basic	11,569	10,891
Diluted	11,569	12,089

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO CORE BUSINESS NET INCOME (LOSS)

(unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2005	2004
Net income (loss)	$(2,427)	$490

Adjustments to reported net income (loss):

SOX-related expenses (a)	557	-
Non-cash stock-based compensation expenses (b)	44	69
Income tax benefit (c)	(232)	(27)
Adjusted non-GAAP net income (loss)	$(2,058)	532

Adjusted non-GAAP earnings (loss) per share
Basic	$(0.18)	$0.05
Diluted	$(0.28)	$0.04

(a)     Charges related to implementation of Rule 404 of the Sarbanes-Oxley Act of 2002.

(b)     Non-cash stock-based compensation related the issuance of a warrant (in 2004) and an option (in 2005) to a public relations firm.

(c)     Reflects the income tax effect of the items listed above.

PC MALL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31, 2005 (unaudited)	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$11,805	$15,090
Short-term investments	4,875	7,000
Accounts receivable, net of allowance for doubtful accounts	90,357	94,432
Inventories, net	71,276	80,651
Prepaid expenses and other current assets	7,034	6,489
Deferred income taxes	4,087	4,087
Total current assets	189,434	207,749

Property and equipment, net	10,876	9,393
Goodwill	1,405	1,405
Deferred income taxes	15,130	12,162
Other assets	1,264	1,210
Total assets	$218,109	$231,919

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,589	$69,526
Accrued expenses and other current liabilities	22,710	22,632
Deferred revenue	12,410	12,276
Line of credit	43,201	49,027
Notes payable - current	500	500
Total current liabilities	144,410	153,961
Notes payable	2,625	2,750
Total liabilities	147,035	156,711

Minority interest	3,960	4,297

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 11,892,241 and 11,851,115 shares issued and 11,598,041 and 11,556,915 shares outstanding, respectively	12	12
Additional paid-in capital	99,473	99,172
Deferred stock-based compensation	(1,208)	(1,333)
Treasury stock at cost; 294,200 shares	(1,015)	(1,015)
Accumulated other comprehensive income	142	198
Accumulated deficit	(30,290)	(26,123)
Total stockholders’ equity	67,114	70,911
Total liabilities and stockholders’ equity	$218,109	$231,919